Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports First Quarter 2015 Financial Results

CHICAGO – April 28, 2015 - Heidrick & Struggles, a premier provider of senior-level Executive Search, Leadership Consulting and Culture Shaping services globally, today announced financial results for its first quarter ended March 31, 2015.

Consolidated net revenue (revenue before reimbursements) increased 3.6 percent, or $4.0 million, to $115.2 million from $111.1 million in the 2014 first quarter. Exchange rate fluctuations negatively impacted results by $4.9 million, or approximately 4 percent.

Executive Search and Leadership Consulting net revenue increased 2.3 percent year over year, or $2.4 million, to $107.0 million. The improvement was driven by a 12.0 percent increase in the Americas and a 10.1 percent increase in Asia Pacific (16.5 percent on a constant currency basis), partially offset by a 25.0 percent decline in Europe (13.5 percent decline on a constant currency basis). From a global practices perspective, the Financial Services and Industrial industry practices were the primary drivers of year-over-year growth.

Net revenue from Culture Shaping services increased 24.6 percent, or $1.6 million, to $8.1 million from $6.5 million in the 2014 first quarter. The improvement in net revenue primarily reflects a higher volume of client work in the quarter.

“Revenue growth and an increase in profitability underscore a solid first quarter for the firm globally,” said Tracy R. Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “We are pleased with the improved results in our Americas and Asia Pacific regions, and in our Culture Shaping business. Europe experienced a slower than anticipated start to 2015, in addition to being impacted by foreign currency exchange rates.”

The company ended the first quarter with 323 Executive Search and Leadership Consulting consultants compared to 303 at March 31, 2014 and 307 at December 31, 2014. Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.4 million in the 2015 first quarter, the same as in the 2014 first quarter. Specific to Executive Search, the company’s largest business, the number of confirmed searches in the 2015 first quarter increased 2.0 percent compared to the 2014 first quarter, while the average revenue per executive search was $102,700 compared to $101,200 in the 2014 first quarter.

Salaries and employee benefits expense in the 2015 first quarter increased 3.4 percent, or $2.6 million, to $78.5 million from $75.9 million in the 2014 first quarter. Variable compensation expense increased $2.0 million, primarily related to improved company performance, and fixed compensation expense increased $0.6 million. Salaries and employee benefits expense was 68.1 percent of net revenue for the quarter, compared to 68.3 percent in the 2014 first quarter.

General and administrative expenses declined 12.8 percent, or $4.4 million, to $30.0 million from $34.4 million in the 2014 first quarter. The decrease primarily reflects lower professional services fees, a decline in internal travel-related expenses, and the absence of a tax-related matter in last year’s first quarter. As a percentage of net revenue, general and administrative expenses were 26.1 percent compared to 31.0 percent in the 2014 first quarter.

Adjusted EBITDA(1) in the 2015 first quarter improved to $12.3 million, compared to $6.0 million in the 2014 first quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2015 first quarter was 10.7 percent, compared to 5.4 percent in the 2014 first quarter. The year-over-year improvements reflect higher net revenue and a decline in general and administrative expenses, partially offset by the increase in salaries and employee benefits expense.

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earn-out accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures which the company believes are useful to management and meaningful to investors because they provide insight into the ongoing operating results of the company’s core business. A reconciliation to the most directly comparable GAAP measures are provided on the last page of the financial statements in this release.

Operating income in the 2015 first quarter increased by $5.9 million to $6.7 million, and operating margin (operating income as a percentage of net revenue) improved to 5.8 percent. This compares to operating income of $0.8 million and operating margin of 0.7 percent in the 2014 first quarter.

Net income in the 2015 first quarter was $3.4 million and diluted earnings per share were $0.18, based on an effective tax rate of 47.5 percent in the quarter and a full-year projected tax rate of approximately 41 percent. In the 2014 first quarter, the company reported a net loss of $0.7 million and a net loss per share of $0.04 after recording $1.3 million of income tax expense based on a full-year projected tax rate of approximately 51 percent.

Net cash used by operating activities in the 2015 first quarter, which includes annual bonus payments, was $87.8 million, compared to $74.9 million in the 2014 first quarter. Following the payment of bonuses, cash and cash equivalents were $107.6 million at March 31, 2015 ($79.6 million net of debt) compared to $211.4 million at December 31, 2014 ($181.9 million net of debt) and $101.4 million at March 31, 2014 ($67.4 million net of debt).

Second Quarter 2015 Outlook

The company is forecasting second quarter 2015 consolidated net revenue of between $127 million and $137 million. This forecast is based on the average currency rates in March 2015 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments and Culture Shaping services, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

“We are adding to the talent base of our firm,” Wolstencroft added. “Through a combination of hiring initiatives, annual promotions and lower turnover, our worldwide consultant base increased by almost seven percent year over year at the end of the first quarter. As important, we have doubled our training and development budget to ensure the success of our new consultants. We’ll continue to invest capital to attract and retain the best consultants in the world and to expand our service offerings so that Heidrick & Struggles is enabled to provide increasing value to our clients as a trusted leadership advisory firm.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its first quarter 2015 results today, April 28, at 9 a.m. Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of senior-level Executive Search, Culture Shaping and Leadership Consulting services. For more than 60 years, we have helped our clients build strong leadership teams through quality service, deep insights and our relationships with talented individuals worldwide. Today, Heidrick & Struggles’ leadership experts operate from principal business centers in North America, Latin America, Europe, Asia Pacific, Africa and the Middle East. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract, integrate, manage and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate, the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2014, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed - Vice President, Investor Relations & Real Estate:

1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Lia Randazzo - Marketing Manager:

312.496.1788, lrandazzo@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$115,153	$111,121	$4,032	3.6%
Reimbursements	3,326	4,411	(1,085)	-24.6%

Total revenue	118,479	115,532	2,947	2.6%

Operating expenses:
Salaries and employee benefits	78,473	75,915	2,558	3.4%
General and administrative expenses	30,008	34,426	(4,418)	-12.8%
Reimbursed expenses	3,326	4,411	(1,085)	-24.6%

Total operating expenses	111,807	114,752	(2,945)	-2.6%

Operating income	6,672	780	5,892	755.4%

Non-operating expense:
Interest, net	(71)	30
Other, net	(75)	(298)

Net non-operating expense	(146)	(268)

Income before income taxes	6,526	512
Provision for income taxes	3,100	1,256

Net income (loss)	3,426	(744)
Other comprehensive (loss) income, net of tax	(682)	1,097

Comprehensive income	$2,744	$353

Basic weighted average common shares outstanding	18,249	18,152
Dilutive common shares	315	—

Diluted weighted average common shares outstanding	18,564	18,152

Basic net income (loss) per common share	$0.19	($0.04)
Diluted net income (loss) per common share	$0.18	($0.04)

Salaries and employee benefits as a % of net revenue	68.1%	68.3%
General and administrative expense as a % of net revenue	26.1%	31.0%
Operating income as a % of net revenue	5.8%	0.7%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended March 31,
					2015	2014
	2015	2014	$ Change	% Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$64,475	$57,586	$6,889	12.0%
Europe	19,658	26,224	(6,566)	-25.0%
Asia Pacific	22,904	20,795	2,109	10.1%

Total Executive Search and Leadership Consulting	107,037	104,605	2,432	2.3%
Culture Shaping	8,116	6,516	1,600	24.6%

Revenue before reimbursements (net revenue)	115,153	111,121	4,032	3.6%
Reimbursements	3,326	4,411	(1,085)	-24.6%

Total revenue	$118,479	$115,532	$2,947	2.6%

Operating income (loss): ^
Executive Search and Leadership Consulting
Americas	$13,902	$11,869	$2,033	17.1%	21.6%	20.6%
Europe	(497)	640	(1,137)	-177.7%	-2.5%	2.4%
Asia Pacific	2,890	175	2,715	1551.4%	12.6%	0.8%

Total Executive Search and Leadership Consulting	16,295	12,684	3,611	28.5%	15.2%	12.1%
Culture Shaping	821	(530)	1,351	254.9%	10.1%	-8.1%

Total segments	17,116	12,154	4,962	40.8%	14.9%	10.9%
Global Operations Support	(10,444)	(11,374)	930	8.2%	-9.1%	-10.2%

Operating income	$6,672	$780	$5,892	755.4%	5.8%	0.7%

*	Margin based on revenue before reimbursements (net revenue).
^	In the third quarter of 2014, consistent with the Company’s practice to periodically review its reporting structure and segments, the Company evaluated its allocation of corporate and support costs to each of its regions. In conjunction with that review, to better align our cost and reporting structure, additional costs were allocated to the regions reflecting the Company’s current view of the costs necessary to support the regional operations. The prior period results have been recast to reflect these changes and present comparative year-over-year results.

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2015	2014
	(Unaudited)
Current assets:
Cash and cash equivalents	$107,625	$211,352
Restricted cash	6,500	6,501
Accounts receivable, net	83,004	68,353
Other receivables	11,578	10,613
Prepaid expenses	15,085	14,536
Other current assets	1,292	1,592
Income taxes recoverable	5,645	5,288
Deferred income taxes	12,454	12,094

Total current assets	243,183	330,329

Non-current assets:
Property and equipment, net	34,348	30,417
Restricted cash	1,305	1,411
Assets designated for retirement and pension plans	17,235	19,426
Investments	15,281	13,989
Other non-current assets	7,706	6,601
Goodwill	121,316	122,176
Other intangible assets, net	19,632	20,939
Deferred income taxes	22,077	23,413

Total non-current assets	238,900	238,372

Total assets	$482,083	$568,701

Current liabilities:
Current portion of debt	$6,000	$6,000
Accounts payable	7,702	5,493
Accrued salaries and employee benefits	60,931	130,434
Deferred revenue, net	30,164	30,452
Other current liabilities	32,979	26,835
Income taxes payable	2,535	6,684

Total current liabilities	140,311	205,898

Non-current liabilities:
Non-current debt, less current maturities	22,000	23,500
Retirement and pension plans	38,294	39,892
Other non-current liabilities	36,130	54,747

Total non-current liabilities	96,424	118,139

Stockholders’ equity	245,348	244,664

Total liabilities and stockholders’ equity	$482,083	$568,701

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Cash flows - operating activities:
Net income (loss)	$3,426	($744)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,732	3,850
Deferred income taxes	296	399
Stock-based compensation expense	1,033	336
Accretion expense related to earnout payments	298	423
Cash paid for restructuring charges	(33)	(36)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts and other receivables	(17,581)	(13,258)
Accounts payable	2,315	214
Accrued expenses	(76,923)	(54,297)
Deferred revenue	228	(4,997)
Income taxes payable, net	(4,612)	(4,569)
Retirement and pension assets and liabilities	1,308	426
Prepaid expenses	(794)	(1,621)
Other assets and liabilities, net	(464)	(1,034)

Net cash used in operating activities	(87,771)	(74,908)

Cash flows - investing activities:
Restricted cash	—	137
Capital expenditures	(6,282)	(1,127)
Purchases of available for sale investments	(1,154)	(754)
Proceeds from sale of available for sale investments	119	467

Net cash used in investing activities	(7,317)	(1,277)

Cash flows - financing activities:
Debt repayment	(1,500)	(1,500)
Cash dividends paid	(2,511)	(2,472)
Payment of employee tax withholdings on equity transactions	(820)	(382)
Acquisition earnout payments	(723)	—

Net cash used in financing activities	(5,554)	(4,354)

Effect of exchange rate fluctuations on cash and cash equivalents	(3,085)	298

Net decrease in cash and cash equivalents	(103,727)	(80,241)
Cash and cash equivalents at beginning of period	211,352	181,646

Cash and cash equivalents at end of period	$107,625	$101,405

Heidrick & Struggles International, Inc.

Reconciliation of Net Income (Loss) and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenue before reimbursements (net revenue)	$115,153	$111,121

Net income (loss)	3,426	(744)
Interest, net	(71)	30
Other, net	(75)	(298)
Provision for income taxes	3,100	1,256

Operating income	6,672	780

Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,033	336
Senn Delaney retention awards	542	578
General and administrative expenses
Depreciation	2,566	2,470
Intangible amortization	1,166	1,380
Earnout accretion	298	423

Total adjustments	5,605	5,187

Adjusted EBITDA	$12,277	$5,967

Adjusted EBITDA Margin	10.7%	5.4%